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                                                                   EXHIBIT 10.12


                               AMENDMENT NO. 1 TO
                         SECURITIES PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment") to that certain Securities Purchase Agreement (the "Agreement") dated as of March 4, 1999 between Notify Technology Corporation (the "Company") and David A. Brewer ("Brewer") is made as of October 7, 1999.

     In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Brewer agree as follows:

1. On or prior to October 13, 1999, Brewer will duly exercise (including delivering to the Company the consideration due upon exercise) those certain two warrants issued pursuant to the Agreement with accelerated termination provisions described in paragraphs 1 and 2 of Exhibit A-2 of the Agreement.

2. Section 10(b) of that certain warrant issued pursuant to the Agreement with an accelerated termination provision described in paragraph 3 of Exhibit A-2 of the Agreement shall be amended so that it reads in its entirety as follows:

"This warrant shall terminate thirty days after (i) the Company' receives purchase orders which in aggregate total $1,500,00 or more in any fiscal quarter, and (ii) the Company provides Holder notice of the Company's achieving the foregoing milestone"

     and the termination date of said warrant (as described in clause (a) of Section 10(a)) shall be amended to be March 31, 2001.

3. Section 10(b) of that certain warrant issued pursuant to the Agreement with an accelerated termination provision described in paragraph 4 of Exhibit A-2 of the Agreement shall be amended so that it reads in its entirety as follows:

"This warrant shall terminate thirty days after (i) the Company has Fiscal 2000 revenue of $5,000,000 or more, and (ii) the Company provides Holder notice of the Company's achieving the foregoing milestone."

     and termination date of said warrant (as described in clause (a) of Section 10(a)) shall be amended to be March 31, 2001.

     This Amendment has been executed effective as of the first date set forth above.

NOTIFY TECHNOLOGY CORPORATION


/s/ Paul DePond                 /s/ David Brewer
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Paul DePond, President          David Brewer